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                         CREDIT SUISSE ASSET MANAGEMENT
                       STRATEGIC GLOBAL INCOME FUND, INC.
                        2,818,047 Shares of Common Stock
                Issuable Upon Exercise of Non-Transferable Rights
                  to Subscribe for Such Shares of Common Stock

                            DEALER MANAGER AGREEMENT


                                               New York, New York
                                               September 24, 1999


SALOMON SMITH BARNEY, INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

            Each of Credit Suisse Asset Management Strategic Global Income Fund, Inc., a Maryland corporation (the "Company"), and Credit Suisse Asset Management, a Delaware limited liability company (the "Investment Adviser"), confirms its agreement with and appointment of Salomon Smith Barney, Inc. to act as dealer manager (the "Dealer Manager") in connection with the issuance by the Company to the holders of record at the close of business on September 27, 1999, or such other date as is established as the record date for such purpose (each a "Holder" and collectively the "Holders"), of 8,454,141 non-transferable rights entitling such Holders to subscribe for 2,818,047 shares (each a "Share" and collectively the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Offer"). Pursuant to the terms of the Offer, the Company is issuing each Holder one non-transferable right (each a "Right" and collectively the "Rights") for each share of Common Stock held by such Holder on the record date (the "Record Date") set forth in the Prospectus (as defined herein). Such Rights entitle Holders to acquire during the subscription period (the "Subscription Period") set forth in the Prospectus, at the price (the "Subscription Price") set forth in such Prospectus, one Share for each three Rights exercised on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder will be entitled to subscribe for, subject to allotment, additional Shares (the "Over-Subscription Privilege"). Pursuant to the Over-Subscription Privilege, the Company may, at its discretion, increase the number of Shares subject to subscription by up to 25%, or 704,512 Shares, for an aggregate total of 3,522,559 Shares.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (File Nos. 333-84153 and 811-5458) and a

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related preliminary prospectus and preliminary statement of additional information for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under the Securities Act and the Investment Company Act (the "Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary statements of additional information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final statement of additional information necessary to permit such registration statement to become effective will promptly be filed by the Company with the Commission. If the registration statement has become effective and any prospectus or statement of additional information constituting a part thereof omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final statement of additional information containing such omitted information will promptly be filed by the Company with the Commission in accordance with Rule 497(h) of the Rules and Regulations. The term "Registration Statement" means the registration statement, as amended (if applicable), at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term "Prospectus" means the final prospectus and final statement of additional information in the forms filed with the Commission pursuant to Rule 497(c), (h) or (j) of the Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act. The Prospectus and letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use or approve or authorize in writing for use in connection with the Offer are collectively referred to hereinafter as the "Offering Materials".

            1.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) The Company represents and warrants to, and agrees with, the Dealer Manager as of the date hereof (such date being hereinafter referred to as the "Representation Date") that:

            (i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement becomes effective, the Registration Statement will contain all statements required to be stated therein in accordance with and will comply in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the latest date that a prospectus is required to be delivered under the Securities Act, the Prospectus and the other Offering Materials will not contain

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      an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or other Offering Materials made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or other Offering Materials.

            (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company (a "Material Adverse Effect"). The Company has no subsidiaries.

            (iii) The Company is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; all required action has been taken under the Securities Act and the Investment Company Act to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and by-laws comply as to form in all material respects with the requirements of the Investment Company Act.

            (iv) PricewaterhouseCoopers LLP, the accountants who certified the financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act, the Investment Company Act and the Rules and Regulations.

            (v) The financial statements of the Company, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the assets and liabilities, results of operations and changes in net assets of the Company as of the dates or for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis except, in the case of the financial statements as of June 30, 1999, for customary year-end adjustments ; and the other financial information relating to the Company included in the Registration Statement and the Prospectus was prepared on a basis consistent with such financial statements and the books and records of the Company.

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                                                                               4


            (vi) The Company has an authorized capitalization as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Common Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been or, with respect to the Shares to be issued pursuant to the Oversubscription Privilege, will be duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

            (vii) Except as set forth in the Registration Statement and Prospectus, subsequent to the respective date(s) as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock or material increase in the short-term or long-term debt of the Company, or any material adverse change, or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and (C) there has been no dividends or distributions paid or, except with respect to (i) a dividend which may be declared in September to Shareholders of record as of September 27, 1999 and (ii) in the event the Subscription Period is extended, a similar dividend, consistent with the past dividend practice of the Company, which may be declared in October to shareholders of record as of a date in November, declared in respect of the Company's capital stock.

            (viii) There is no pending or, to the knowledge of the Company, threatened or contemplated action, suit or proceeding affecting the Company or to which the Company is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic.

            (ix) There are no contracts or other documents of the Company required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

            (x) Each of this agreement (the "Agreement"), the Subscription Agent Agreement (the "Subscription Agent Agreement") dated as of July 27, 1999 between the

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      Company and BankBoston, N.A. (the "Subscription Agent"), the Information
      Agent Agreement (the "Information Agent Agreement") dated as of May 19, 1999 between the Company and Georgeson & Company Inc. (the "Information Agent"), the Advisory Agreement (the "Advisory Agreement") dated as of June 13, 1995 between the Company and Credit Suisse Asset Management, as successor to BEA Associates, the Administrative and Accounting Agency Agreement (the "Administration Agreement") dated as of February 27, 1999 between the Company and Brown Brothers Harriman & Co., the Custody Agreement (the "Custodian Agreement") dated as of January 29, 1999 between the Company and Brown Brothers Harriman & Co. and the Registrar, Transfer Agency and Service Agreement (the "Service Agreement") dated as of October 26, 1998, between the Company and BankBoston, N.A. (the Subscription Agent Agreement, Information Agent Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Agreement and the Transfer Agent Agreement are collectively referred to herein as the "Company Agreements") has been duly authorized, executed and delivered by the Company; each of this Agreement and the Company Agreements complies with all applicable provisions of the Investment Company Act and the Rules and Regulations thereunder; and, assuming due authorization, execution and delivery by the other parties thereto, each of this agreement and the Company Agreements constitutes a legal, valid, binding and enforceable obligation of the Company, subject to the qualification that the enforceability of the Company's obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity hereunder and thereunder may be limited by federal or state securities laws.

            (xi) Neither the issuance of the Rights, nor the issuance and sale of the Shares, nor the performance and consummation by the Company of any other of the transactions contemplated in this Agreement and the Company Agreements nor the consummation of the transactions contemplated in the Registration Statement will (A) result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under the charter or by-laws of the Company, or the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or (B) result in any violation of any order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Company or any of its properties.

            (xii) No consent, approval, authorization, notification or order of, or any registration or filing with, any court, regulatory body, administrative or other governmental agency or body, whether foreign or domestic, is required for the consummation by the Company of the transactions contemplated by this Agreement, the Company Agreements or the Registration Statement, except such as have been obtained,

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      or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act, Investment Company Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws.

            (xiii) The Company owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations, whether foreign or domestic, to enable the Company to continue to carry on its business and to invest in securities as contemplated in the Prospectus; the Company has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the Company under any such permit, subject in each case to such qualification as may be set forth in the Registration Statement.

            (xiv) The Common Stock has been duly listed on the New York Stock Exchange and prior to their issuance the Shares will have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

            (xv) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercise of Rights and the Over-Subscription Privilege pursuant to this Agreement); PROVIDED THAT any action authorized by and taken pursuant to the Company's InvestLink-SM- Program will not be deemed to be within the terms of this Section 1(a)(xv).

            (xvi) The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement and the Prospectus in such a manner as to continue to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and has at all times since its inception qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

            (xvii) There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus other than as described therein.

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            (xviii) Neither the filing of the Registration Statement nor the
      Offer as contemplated by this Agreement and the Subscription Agency Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

            (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act and the Rules and Regulations thereunder and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act and the Rules and Regulations thereunder; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xx) The Company, subject to the registration statement having been declared effective and the filing of the Prospectus under Rule 497 under the Securities Act Rules and Regulations, has taken all required action under the Securities Act, the Investment Company Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement.

            (xxi) The Company has, after due inquiry, no reason to believe that the Investment Adviser, the Custodian, or the Transfer Agent have failed to analyze and address the risk that its computer hardware and software may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") except to the extent that such a failure would not have a material adverse effect on the Company. The Company is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998 relating to Year 2000 compliance, as amended to date.

            (xxii) The Company will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) of the Securities Act Rules and Regulations, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) of the Securities Act Rules and Regulations and will advise the Dealer Manager of the time and manner of such filing.

            (xxiii) The Company will use its best efforts to perform all of the agreements required of it and discharge all conditions to closing as set forth in this Agreement.

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            (b)     The Investment Adviser represents and warrants to, and
agrees with, the Dealer Manager as of the date hereof that:

             (i) The Investment Adviser has been duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, has full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign entity in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not involve a material adverse risk to the business, properties, financial position or results of operations of the Investment Adviser or the ability of the Investment Adviser to perform its obligations under the Advisory Agreement (an "Adviser Material Adverse Effect").

            (ii) The Investment Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Company as contemplated in the Prospectus and the Advisory Agreement. There does not exist to the knowledge of the Investment Adviser any proceeding or any facts or circumstances the existence of which is reasonably likely to lead to any proceeding which might materially adversely affect the registration of the Investment Adviser with the Commission.

            (iii) Each of this Agreement, the Advisory Agreement and any other Company Agreement to which the Investment Adviser is a party has been duly authorized, executed and delivered by the Investment Adviser and complies with all applicable provisions of the Advisers Act, the Investment Company Act, and the rules and regulations under such Acts, and is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Adviser, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (iv) Neither the execution, delivery or performance by the Investment Adviser of its obligations under this Agreement, the Advisory Agreement or any other Company Agreement to which the Investment Adviser is a party nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the limited liability company agreement of the Investment Adviser, or the terms and provisions of any material agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any

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                                                                               9


      order, law, rule or regulation of any court or governmental agency or body, whether foreign or domestic, having jurisdiction over the Investment Adviser or any of its properties.

            (v) There is no pending or, to the knowledge of the Investment Adviser, threatened action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which reasonably might result in a Material Adverse Effect or might materially and adversely affect the ability of the Investment Adviser to perform its obligations under the Advisory Agreement.

            (vi) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body, whether foreign or domestic, is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement.

            (vii) The Investment Adviser owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations, whether foreign or domestic, to enable the Investment Adviser to perform its obligations under the Advisory Agreement.

            (viii) The Investment Adviser (a) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (b) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (c) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercise of Rights and the Over-Subscription Privilege pursuant to this Agreement); PROVIDED THAT any action authorized by and taken pursuant to the Company's InvestLink-SM- Program will not be deemed to be within the terms of this Section l(b)(viii).

            (ix) The information regarding the Investment Adviser in the Registration Statement and the Prospectus complies with the requirements of Form N-2 and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) Any certificate required by this Agreement that is signed by any officer of the Company or the Investment Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Company or the

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                                                                              10


Investment Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.

            2.      AGREEMENT TO ACT AS DEALER MANAGER.

            (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

            (i) The Company appoints the Dealer Manager as the exclusive dealer manager in connection with the Offer and the Dealer Manager accepts that appointment. The Company also authorizes the Dealer Manager to form and manage a group of securities dealers (each, a "Soliciting Dealer" and, collectively, the "Soliciting Group") to solicit the exercise of Rights pursuant to a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A. The Dealer Manager represents and warrants that it is a broker-dealer registered under the Exchange Act.

            (ii) The Dealer Manager agrees to (A) solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act and the rules and regulations thereunder and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement; and (B) form and manage the Soliciting Group to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act and the Rules and Regulations thereunder and its customary practice the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement. No securities dealer shall be considered a Soliciting Dealer until it shall have entered into a Soliciting Dealer Agreement with the Dealer Manager in the form of Exhibit A hereto.

            (iii) The Company agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer.

            (b) The Dealer Manager agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer. No advisory fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager's out-of-pocket expenses as described in
Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with the financial advisory and marketing services provided by the Dealer Manager pursuant to this Section 2(b).

            (c) The Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the Over-Subscription Privilege and the performance of financial advisory and marketing services for the

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                                                                              11


Company contemplated by this Agreement and the Dealer Manager represents and warrants that it is acting on its own behalf in entering into this Agreement and performing its obligations hereunder.

            (d) In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Company, the Investment Adviser, any of their affiliates or any other person, for any act or omission on the part of any soliciting broker or dealer or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except as otherwise set forth in Section 7 hereto and except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

            3. DEALER MANAGER AND SOLICITATION FEES. In full payment for the financial advisory and marketing services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the "Dealer Manager Fee"), equal to 1.25% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Company also agrees to pay Soliciting Dealers and the Dealer Manager, in full payment for their soliciting efforts, fees (the "Solicitation Fees") (such Solicitation Fees paid to the Dealer Manager are in addition to the Dealer Manager Fee) equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Company agrees to pay the Solicitation Fees to the broker-dealer designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then to pay the Dealer Manager the Solicitation Fee for such exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Company issues Shares. Payment to a Soliciting Dealer will be made by the Company directly to such Soliciting Dealer by check to an address identified by such Soliciting Dealer. Such payments shall be made in next day funds on or before November 22, 1999; PROVIDED, HOWEVER, that if the Expiration Date as set forth in the Prospectus is extended by any number of days, then such payment date shall be extended by the same number of days.

            4.      OTHER AGREEMENTS.

            (a)     The Company covenants with the Dealer Manager as follows:

            (i) The Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

            (ii) The Company will notify the Dealer Manager immediately, and confirm the notice in writing, (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction or (F) of the occurrence of any event that necessitates the making of any change in the Registration Statement or the Prospectus in order to make any statement therein or omission therefrom not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (iii) The Company will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c) or Rule 497(h) of the Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

            (iv) The Company will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

            (v) The Company will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Rules and Regulations thereunder. The Company consents to the use of the Prospectus in accordance with the provisions of the Securities Act and with the state securities or blue sky laws of the jurisdictions in which the Shares are offered by the Dealer Manager and by all Soliciting Dealers in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection therewith.

            (vi) If any event shall occur as a result of which it is necessary, in the judgment of the Company or the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, the Company will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Holder, not misleading; PROVIDED, HOWEVER, that if the Company does not promptly amend or supplement the Registration Statement or the Prospectus in form and substance satisfactory to counsel for the Dealer Manager, then the Dealer Manager may terminate this Agreement pursuant to Section 9(a)(vi) and the Company shall, at the Company's expense, amend or supplement the Registration Statement or the Prospectus to state the Dealer Manager has terminated this Agreement with respect to the Offer.

            (vii) The Company will endeavor, in cooperation with the Dealer Manager and its counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer; PROVIDED, HOWEVER, that the Company will not be obligated to qualify in any jurisdiction in which the Company would be required to (x) file any general consent to service of process, (y) qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified or (z) be subject to taxation in such jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

            (viii) The Company will make generally available to its security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations thereunder) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

            (ix) For a period of 180 days from the date of this Agreement, the Company will not, without the prior consent of the Dealer Manager, offer or sell, or enter into any agreement to sell, any equity or equity-related securities of the Company or securities convertible into such securities, other than the Rights and the Shares or Common Stock issued pursuant to reinvestment of dividends or distributions in accordance with the InvestLink-SM- or pursuant to any distribution of dividends or capital gains payable in Common Stock declared by the Company or pursuant to a Common Stock split declared by the Company.

            (x) The Company will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

            (xi) The Company will use its best efforts to cause the Shares to be duly authorized for listing by the New York Stock Exchange prior to the time the Shares are issued.

            (xii) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

            (xiii) The Company will advise or cause the Subscription Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), of the total number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised and the number of Shares, including Shares requested pursuant to the Over-Subscription Privilege, related thereto on subscription certificates indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request.

            (xiv) The Company will comply with the undertaking contained in paragraph (b) of Item 33 in Part C of the Registration Statement.

            (xv) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offer any of the representations, warranties or agreements of the Company would not be true and correct in all material respects as if given or made at such time, the Company shall promptly notify the Dealer Manager thereof. The Company shall also promptly notify the Dealer Manager of its failure to perform any obligation on its part required to be performed or to satisfy any condition on its part required to be satisfied on or before any of the date hereof, the Representation Date, the Expiration Date and any date of the issuance and sale of Shares pursuant to the Offer.

            (b) The Company and the Investment Adviser will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares; PROVIDED that any action authorized by and taken pursuant to the Company's InvestLink-SM- Program will not be deemed to be within the meaning of this
Section 4(b).

            (c) In the event that at any time on or prior to the final issuance and sale of Shares pursuant to the Offer any of the representations, warranties or agreements of the Investment Adviser would not be true and correct in all material respects as if given or made at such time, the Investment Adviser shall promptly notify the Dealer Manager thereof. The Investment Adviser shall also promptly notify the Dealer Manager of its failure to perform any obligation on its part required to be performed or to satisfy any condition on its part required to be satisfied on or before any of the date hereof, the Representation Date, the Expiration Date and any date of issuance and sale of the Shares pursuant to the Offer.

            5.      PAYMENT OF EXPENSES.

            (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and the preparation of the Blue Sky Survey by counsel to the Dealer Manager, (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc.(the "NASD"), (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (ix) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials and (x) the fees and expenses incurred with respect to the Subscription Agent and Information Agent.

            (b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Company agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky and NASD fees and expenses which are paid directly by the Company), in an amount up to $100,000.

            (c) If this Agreement is terminated by the Company for any reason (other than a material breach by the Dealer Manager of its duties hereunder) or by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a), the Company agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraph (a) of this Section 5 which the Company would have paid if such transactions had been consummated.

            6. CONDITIONS OF THE DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Investment Adviser contained herein on the date hereof and as if made on each date up to and including the final issuance and sale of Shares pursuant to the Offer, to the performance by the Company and the Investment Adviser of their respective obligations hereunder, and to the following further conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later time and date as may be approved in writing by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c),
(e) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Investment Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) On the Representation Date or as soon as practicable thereafter, the Dealer Manager shall have received:

            (1) The favorable opinion, dated the Representation Date, of Willkie, Farr & Gallagher, counsel for the Company, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus, except that counsel need express no opinion as to securities or "blue sky" laws of any state, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect.

                    (ii) The Company is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company; to the knowledge of such counsel, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission; all required action has been taken under the Securities Act and the Investment Company Act to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and by-laws comply as to form in all material respects with the requirements of the Investment Company Act.

                    (iii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Common Stock"; the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Common Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been or, with respect to Shares to be issued pursuant to the Oversubscription Privilege, will be duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Rights conform in all material respects to all statements relating thereto contained in the Prospectus under the heading "The Offer"; and, to the knowledge of such counsel, the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

                    (iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding affecting the Company or to which the Company is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic.

                    (v) There are no contracts or other documents of the Company required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as exhibits which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

                    (vi) Each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Company; each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement complies with all applicable provisions of the Investment Company Act and the Advisers Act; and, assuming due authorization, execution and delivery by the other parties thereto, each of this Agreement, the Subscription Agent Agreement, the Information Agent Agreement and the Advisory Agreement constitutes a legal, valid, binding and enforceable obligation of the Company, subject to the qualification that the enforceability of the Company's obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity may be limited by federal or state laws.

                    (vii) Neither the issuance of the Rights, nor the issuance and sale of the Shares, nor the consummation by the Company of any other of the transactions contemplated in this Agreement, the Subscription Agent Agreement or the Information Agent Agreement nor the consummation of the transactions contemplated in the Registration Statement will result in a breach or violation of, or constitute a default under, the charter or by-laws of the Company, or, to the knowledge of such counsel, result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company under the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor, to the knowledge of such counsel, will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body under the laws of New York, federal law or the laws of any other jurisdiction in the United States having jurisdiction over the Company or any of its properties.

                    (viii) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body is required under the laws of New York, federal law or, to such counsel's knowledge, the laws of any other jurisdiction in the United States for the consummation by the Company of the transactions contemplated by this Agreement or the Registration Statement, except (A) such as have been obtained and (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated hereby.

                    (ix) The Common Stock has been duly listed on the New York Stock Exchange and the Shares have been duly approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

                    (x) The Registration Statement has become effective under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations.

                    (xi) The statements in the Prospectus under the heading "Taxation" fairly summarize the matters therein described.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Maryland to the extent they deem proper and specified in such opinion, upon the opinion of Venable, Baetjer and Howard, LLP or upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the

Dealer Manager, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

            Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants, no facts have come to their attention which cause them to believe that the Registration Statement (except as to such financial statements or schedules or other financial or statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel expresses no belief), on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, as of its date and on such Representation Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (2) The favorable opinion, dated the Representation Date, of Venable, Baetjer and Howard, LLP, special Maryland counsel to the Company, addressed to Willkie, Farr & Gallagher and in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has full corporate power and authority to conduct its business in the State of Maryland as described in the Registration Statement and Prospectus, except that counsel need express no opinion as to securities or "blue sky" laws of the State of Maryland.

                    (ii) The Company has an authorized capitalization as set forth in the Prospectus under the heading "Common Stock"; the outstanding shares of Common Stock of the Company have been duly authorized and are validly issued and are fully paid and nonassessable and, with respect to statements pertaining to Maryland law thereto, the Shares conform in all material respects to the description thereof in the Prospectus under the heading "Common Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been or, with respect to the Shares to be issued pursuant to the Over-Subscription Privilege will be, duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and nonassessable;

            the Rights conform in all material respects to all statements with respect to Maryland law relating thereto contained in the Prospectus under the heading "The Offer"; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights under the Company's charter or bylaws under Maryland law or, to their knowledge, otherwise.

                    (iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding affecting the Company or to which the Company is a party before or by any Maryland court or Maryland governmental agency, authority or body or any arbitrator in the State of Maryland.

                    (iv) Each of this Agreement and the Subscription Agent Agreement has been duly authorized by the Company.

                    (v) Neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the consummation by the Company of any other of the transactions contemplated in this Agreement, the Subscription Agent Agreement and the Information Agent Agreement nor the consummation of the transactions contemplated in the Registration Statement will result in a breach or violation of, or constitute a default under the charter or by-laws of the Company nor to our knowledge will such action result in any violation of any order, law, rule or regulation of any Maryland court or Maryland governmental agency or body.

                    (vi) No consent, approval, authorization, notification or order of, or any filing with, any Maryland court or Maryland governmental agency or body is required under the Maryland General Corporation Law for the consummation by the Company of the transactions contemplated by this Agreement or the Registration Statement in connection with the issuance of the Rights and the sale of the Shares by the Company, except (A) such as have been obtained and (B) such as may be required under the securities and "Blue Sky" laws of the State of Maryland in connection with the transactions contemplated hereby.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

            (3) The favorable opinion, dated the Representation Date, of the general counsel for the Investment Adviser, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                    (i) The Investment Adviser is duly organized and validly existing as a limited liability company under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign entity in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified does not result in an Adviser Material Adverse Effect.

                    (ii) The Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as an investment adviser for the Company as contemplated in the Prospectus and the Advisory Agreement.

                    (iii) Each of this Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Investment Adviser; each of this Agreement and the Advisory Agreement complies with all applicable provisions of the Advisers Act, the Investment Company Act and the rules and regulations under such Acts; and each of this Agreement and the Advisory Agreement is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Adviser, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                    (iv) Neither the performance by the Investment Adviser of its obligations under this Agreement nor the consummation of the transactions contemplated therein or in the Registration Statement nor the fulfillment of the terms thereof will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under the limited liability company agreement of the Investment Adviser, or, to the knowledge of such counsel, the terms and provisions of any agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, or any order, law, rule or regulation of any court or governmental agency or body under the laws of Delaware, federal law or the laws of any other jurisdiction in the United States having jurisdiction over the Investment Adviser or any of its properties.

                    (v) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator, whether foreign or domestic, which reasonably might result in a Material Adverse Effect or might materially and adversely affect the ability of the Investment Adviser to perform its obligations under the Advisory Agreement.

                    (vi) No consent, approval, authorization, notification or order of, or any filing with, any court or governmental agency or body, under the laws of Delaware, federal law or the laws of any other jurisdiction in the United States is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Investment Adviser and public officials.

            (c)     The Dealer Manager shall have received from Simpson
Thacher & Bartlett, counsel for the Dealer Manager, such opinion, dated the Representation Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (d) The Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the Chairman of the Board, the President or a Vice President of the Company, dated the Representation Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of their knowledge:

            (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Representation Date with the same effect as if made on the Representation Date and the Company has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied at or prior to the Representation Date.

            (ii) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

            (iii) Since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

            (e) The Investment Adviser shall have furnished to the Dealer Manager a certificate, signed by a Managing Director, dated the Representation Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus and this Agreement and, to the best knowledge of such signer, the representations and warranties of the Investment Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date with the same effect as if made on the Representation Date and the

Investment Adviser has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied at or prior to the Representation Date.

            (f) PricewaterhouseCoopers LLP shall have furnished to the Dealer Manager a Letter, dated the Representation Date, in form and substance satisfactory to the Dealer Manager, and stating in effect that:

            (i) They are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations.

            (ii) In their opinion, the audited financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2.

            (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial information of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial or accounting matters and such other inquiries and procedures which shall be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial information read by such accountants, or at a subsequent specified date not more than five business days prior to the Representation Date, there was any change in the capital stock, increase in long-term debt or decrease in net assets of the Company as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur or as disclosed in their letter.

            (iv) In addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

            (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, (ii) any change, or any development involving a prospective change, in or affecting the business, condition (financial or otherwise), properties, net assets or results of operations of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, makes it, in the reasonable judgment of the Dealer Manager, impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

            (h) Prior to the Representation Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            7       INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company will indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Offering Materials, and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements in it not misleading (in the case of the Prospectus, in light of the circumstances under which such statements were made), (ii) the failure by the Company to make the Offer, including the withdrawal or termination of the Offer by the Company or (iii) the failure of the Company to comply with the undertaking contained in paragraph (b) of Item 33 in Part C of the Registration Statement; PROVIDED that the Company will not be liable to the extent that such loss, claim, damage or liability arises from an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Manager expressly for use in the document.

            (b) The Investment Adviser will indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they or any of them may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Offering Materials and any amendment or supplement thereto, or the omission or alleged omission to state in any or all such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Investment Adviser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Manager specifically for use in connection with the preparation thereof; and PROVIDED FURTHER that (x) the obligation of the Investment Adviser under this Section 7(b) shall not apply to any loss, claim, damage or liability to the extent arising out of or based upon any untrue statement or alleged untrue statement of or omission or alleged omission contained in the Registration Statement, the Prospectus or the Offering Materials (or any amendment or supplement thereto) except in respect of statements contained under the caption "Management -- Credit Suisse Asset Management" or under the caption "Prospectus Summary" insofar as the statements under such second caption relate to the information under the first caption referred to in this proviso, and (y) the Investment Adviser will be liable to any party to be indemnified by it under this Section 7(b) in any case only to the extent that the Company fails to indemnify and hold harmless such indemnified party pursuant to Section 7(a). The foregoing indemnity agreement is in addition to any liability which the Investment Adviser may otherwise have to the Dealer Manager or any controlling person of the Dealer Manager. This Section 7(b) is not intended to diminish in any way the Company's obligation timely to indemnify and hold harmless any indemnified party pursuant to Section 7(a). Each indemnified party agrees that the Investment Adviser may bring suit, or take any other appropriate action in law or in equity, against the Company in the name of such indemnified party to enforce the Company's indemnity obligation to such indemnified party pursuant to Section 7(a) in respect of any amount that the Investment Adviser has paid to such indemnified party pursuant to this Section 7(b). Such indemnified party will cooperate with and assist the Investment Adviser in the conduct of any such action and the Investment Adviser will pay all expenses of such action and will reimburse such indemnified party for all reasonable out-of-pocket expenses. The Investment Adviser will be entitled to all amounts recovered in any such action.

            (c) The Dealer Manager will indemnify and hold harmless the Company, the Investment Adviser, each director and officer of the Company who signs the Registration Statement and each person, if any, who controls the Company or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company or the Investment Adviser to the Dealer Manager, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by the Dealer Manager expressly for use in preparation of the documents in which the statement or omission is made or alleged to be made. This indemnity agreement will be in addition to any liability that the Dealer Manager might otherwise have.

            (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to notify such indemnifying party will not, except to the extent set forth below, relieve it from liability that it may have to any indemnified party. No indemnification provided for in Sections 7(a) - (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission to notify such indemnifying party of such action shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise on account of the provisions in Sections 7(a) - (c). If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in, and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the indemnifying party or parties. All such fees and expenses will be reimbursed promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent or, in connection with any proceeding or related proceeding in the same jurisdiction, for the fees and expenses of more than one separate counsel for all indemnified parties except to the extent provided herein.

            (e)     In no case shall the indemnification provided in this
Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

            (f) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), the Company, the Investment Adviser and the Dealer Manager, in order to provide for just and equitable contribution, agree as provided below. The Company and the Dealer Manager shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as are appropriate to reflect the relative benefits received by the Company on the one hand and by the Dealer Manager on the other from the offering of the Shares; PROVIDED, HOWEVER, that neither the Company nor the Dealer Manager shall contribute to the amount paid or payable by such indemnified party as a result of any such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in the Prospectus (or any amendment or supplement thereto) in respect of statements contained under the captions "Management -- Credit Suisse Asset Management" or under the caption "Prospectus Summary" insofar as the statements under the second caption related to the information under the first caption referred to above, which amounts shall be contributed by the Investment Adviser to the amount paid or payable by the indemnified party. If the allocation between the Company and the Dealer Manager provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Dealer Manager, respectively, in connection with the statements or omissions that result in such loss, claim, damage or liability (or actions in respect thereof) as well as any other relevant equitable considerations, subject, however, to the proviso contained in the immediately preceding sentence. The relative benefits received by the Company on the one hand and the Dealer Manager on the other shall be deemed to be in the same proportion as the aggregate net proceeds from the subscription for the Shares (before deducting expenses) received by the Company bears to the amounts received by the Dealer Manager pursuant to Section 3 hereof. The relative fault of the Company on the one hand and the Dealer Manager on the other shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Investment Adviser and the Dealer Manager agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (f). Notwithstanding any other provision of this paragraph (f), the Dealer Manager shall not be obligated to make contribution hereunder that in the aggregate exceeds (i) the amount of the total fees paid to the Dealer Manager pursuant to Section 3 of this Agreement, less (ii) the aggregate amount of any damages that the Dealer Manager has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(f), each person, if any, who controls the Investment Adviser or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Investment Adviser or the Dealer Manager, respectively, and each director of the Company, each officer of Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than under this Section 7. No party will be liable for contribution with respect to any action or claim settled without its written consent.

            (g) The Company and the Investment Adviser agree to indemnify each Soliciting Dealer, the directors, officers, employees and agents of each Soliciting Dealer and controlling persons of each Soliciting Dealer to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b), (c), (d),
(e) and (f) of this Section 7.

            (h) The Company and the Investment Adviser acknowledge that the statements contained in the first two sentences of the first paragraph and the last paragraph under the caption "Distribution Arrangements" in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Manager expressly for use in such document; and the Dealer Manager confirms that such statements are correct.

            8       REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
DELIVERY. The respective agreements, representations warranties, indemnities and other statements of the Company or its officers, of the Investment Adviser and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager, the Company or the Investment Adviser or any of the officers directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer; PROVIDED, HOWEVER, that following delivery and payment for the Shares, the remedies against the Investment Adviser for breach of its representations and warranties shall, in the absence of fraudulent misrepresentation by the Investment Adviser, which shall not include fraudulent misrepresentation attributed to the Investment Adviser solely by virtue of and in the event of its being a controlling person of the Company, be limited to those available pursuant to Section 7 hereof. The provisions of Section 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

            9       TERMINATION OF AGREEMENT. (a) This Agreement shall be
subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Offer, if prior to such time (i) there has been a material change in general economic, political, social or financial conditions in the United States or the effect of international conditions on the financial markets in the United States such that, in the Dealer Manager's judgment, it is impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which, in the Dealer Manager's judgment, renders it impracticable or inadvisable to proceed with the Offer, (iii) trading in the shares of Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (iv) trading in securities generally on the New York Stock Exchange shall have been suspended or limited, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) the Company shall fail to amend or supplement the Registration Statement or the Prospectus as provided in Section 4(a)(vi).

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

            10      NOTICES. All communications hereunder will be in writing
and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to Salomon Smith Barney, Inc.,
Attn.: William B. Ogden, III, 388 Greenwich Street, New York, New York 10013; or if sent to the Company or the Investment Adviser, will be mailed, delivered or telegraphed and confirmed to them at: Credit Suisse Asset Management Strategic Global Income Fund, Inc., [c/o Credit Suisse Asset Management,] One Citicorp Center, 153 East 53rd Street, [58th Floor,] New York, New York 10022 or Credit Suisse Asset Management, One Citicorp Center, 153 East 53rd Street, [57th Floor,] New York, New York 10022, respectively.

            11      SUCCESSORS. This Agreement will inure to the benefit of
and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

            12      APPLICABLE LAW. This Agreement will be governed by and
construed in accordance with the laws of the State of New York.

            13      COUNTERPARTS. This Agreement may be executed in one or
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Investment Adviser and the Dealer Manager.

                                      Very truly yours,

                                      Credit Suisse Asset Management Strategic
                                      Global Income Fund, Inc.

                                      By:
                                          ----------------------------
                                          Name:
                                          Title:


                                      Credit Suisse Asset Management

                                      By:
                                          ----------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney, Inc.

By:
    -----------------------------
    Name:
    Title: